                                 Investor Contact: Colleen Mettler (314) 553-2197
                                 Media Contact: Charlotte Boyd (952) 994-8607

Emerson Reports Second Quarter 2022 Results;
Updates 2022 Outlook
•March Trailing Three-Month Underlying Orders up 13 percent
•Net Sales were $4.8 billion, up 8 percent from the year prior; Underlying Sales were up
10 percent
•GAAP EPS was $1.13, up 22 percent from the year prior; Adjusted EPS (as defined below) was $1.29, up 21 percent
•Increased 2022 Full Year Outlook to reflect continued strong demand and execution
•Announced decision to exit Russia business
•Declared quarterly cash dividend of $0.515 per share of common stock payable June 10, 2022 to stockholders of record May 13, 2022

ST. LOUIS, May 4, 2022 - Emerson (NYSE: EMR) today reported results for its second fiscal quarter ended March 31, 2022 and updated its full year outlook for fiscal 2022.
March Trailing Three-Month Underlying Orders were up 13 percent, as demand continued to be strong across both platforms. Second quarter Net Sales were up 8 percent and Underlying Sales were up 10 percent. By geography, the Americas grew 14 percent, Europe grew 2 percent and Asia, Middle East & Africa grew 7 percent. China grew 11 percent.
Second quarter Pretax Margin of 16.9 percent was up 30 basis points. Adjusted EBITA Margin, which excludes restructuring, first year purchase accounting charges, transaction costs and intangibles amortization expense, was 20.2 percent, up 20 basis points.
Earnings Per Share were $1.13 for the quarter, up 22 percent. Adjusted Earnings Per Share, which excludes restructuring, first year purchase accounting charges, transaction and AspenTech pre-closing costs and intangibles amortization expense, were $1.29, up 21 percent. Earnings in the quarter benefited from leverage, continued savings from effective cost management and favorable mix despite the ongoing supply chain headwinds and inflationary pressures. Earnings included a tax benefit of 8 cents.
Operating Cash Flow was $442 million for the quarter, down 45 percent, and Free Cash Flow was $333 million, down 53 percent. Cash flow results reflected mainly higher inventory due to supply chain constraints.
“Emerson continues to execute through a dynamic and challenging environment. In the second quarter, we delivered solid margins and drove 10 percent underlying sales growth and over 20 percent adjusted EPS growth. Our performance was indicative of strong end market demand and successful navigation through supply chain constraints and inflationary pressures,” said Emerson President and Chief Executive Officer Lal Karsanbhai. “Despite ongoing uncertainty, our strong performance gives us confidence to increase our 2022 full year outlook.
“Today, Emerson is also announcing our decision to exit our Russia business and, as part of this exit, we are exploring strategic options to divest Metran, our Russia-based manufacturing subsidiary,” Karsanbhai continued. “We are committed to an orderly transfer of these assets and will support our employees through this process.”

Business Platform Results
Automation Solutions March trailing three-month underlying orders were up 17 percent driven by strong demand in all business groups and world areas. Backlog increased $400 million compared to the prior quarter to $6.4 billion.
Net sales increased 5 percent in the quarter, with underlying sales up 7 percent. The Americas were up 13 percent, Europe was down 3 percent and Asia, Middle East & Africa was up 6 percent. China was up 17 percent.
Segment EBIT margin increased 210 basis points to 18.9 percent and Adjusted Segment EBITA margin, which excludes restructuring and intangibles amortization expense, increased 170 basis points to 21.5 percent. Favorable profitability was driven by increased volume, leverage, continued cost management and mix despite increased costs due to inflationary pressures.
Commercial & Residential Solutions March trailing three-month underlying orders were up 7 percent driven by continued strength in both the residential and commercial businesses. Backlog increased $100 million compared to the prior quarter to $1.4 billion.
Net sales increased 13 percent in the quarter, with underlying sales up 14 percent. The Americas were up 15 percent, Europe was up 14 percent and Asia, Middle East & Africa was up 11 percent. China was down 6 percent.
Segment EBIT margin decreased 200 basis points to 19.7 percent and Adjusted Segment EBITA margin (as defined above) decreased 230 basis points to 20.5 percent. Profitability continues to be challenged by inflationary costs but was up sequentially as price less net material inflation continues to improve.

2022 Updated Outlook
Emerson updated its 2022 full year outlook to reflect overall strong business performance while considering continued macroeconomic and geopolitical uncertainty, supply chain constraints and challenges related to COVID-19. Net and Underlying Sales guidance is increased by 2 percent to 8 to 10 percent and 9 to 11 percent, respectively. Earnings Per Share guidance of $4.77 to $4.92 is increased to reflect the operational impact of increased sales guidance. Adjusted Earnings Per Share are increased to $4.95 to $5.10. Operating Cash Flow is now expected to be $3.6 billion due to increased inventory resulting from supply chain constraints. Capital spending was reduced to approximately $600 million and Free Cash Flow is now expected to be $3.0 billion. Free cash flow conversion is expected to be approximately 100 percent for 2022.
The following tables summarize the updated fiscal year 2022 and third quarter 2022 guidance framework. Our guidance does not include the operational impact of the transaction with AspenTech, which is expected to close in the second calendar quarter of 2022, but has been updated to include estimated transaction fees and interest expense on $3.0 billion of debt already issued to fund the transaction. Our guidance also excludes the effect of the Therm-O-Disc sale, expected to close in the second calendar quarter of 2022. It includes the estimated operational impact of exiting our Russia business, but excludes any potential charges or other costs associated with the exit.

2022 Guidance
Net Sales Growth	8% - 10%	Operating Cash Flow	$3.6B
Automation Solutions	6% - 8%	Capital Spend	$600M
Commercial & Residential Solutions	11% - 13%	Free Cash Flow	$3.0B
		Dividend	$1.2B
Underlying Sales Growth	9% - 11%	Share Repurchase	$250M - $500M
Automation Solutions	7% - 9%
Commercial & Residential Solutions	12% - 14%	Tax Rate	22%
		Restructuring Actions	$150M
GAAP EPS	$4.77 - $4.92
Adjusted EPS	$4.95 - $5.10

2022 Q3 Guidance
Net Sales Growth	7% - 9%
Automation Solutions	4% - 6%
Commercial & Residential Solutions	11% - 13%

Underlying Sales Growth	9% - 11%
Automation Solutions	7% - 9%
Commercial & Residential Solutions	13% - 15%

GAAP EPS	$1.00 - $1.05
Adjusted EPS	$1.25 - $1.30

Note 1: All figures are approximate

Upcoming Investor Events
Today, beginning at 8:00 a.m. Central Time / 9:00 a.m. Eastern Time, Emerson management will discuss the second quarter results during an investor conference call. Participants can access a live webcast available at www.emerson.com/financial at the time of the call. A replay of the call will be available for 90 days. Conference call slides will be posted in advance of the call on the company website.
Emerson also announces it will host an in-person investor conference on Nov. 29, 2022 in New York City. Event details will be distributed closer to this date.

Forward-Looking and Cautionary Statements
Statements in this press release that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties, and Emerson undertakes no obligation to update any such statements to reflect later developments. These risks and uncertainties include the Company's ability to successfully complete on the terms and conditions contemplated, and the financial impact of, the proposed AspenTech transaction, the scope, duration and ultimate impacts of the COVID-19 pandemic and the Russia-Ukraine conflict, as well as economic and currency conditions, market demand, including related to the pandemic and oil and gas price declines and volatility, pricing, protection of intellectual property, cybersecurity, tariffs, competitive and technological factors, inflation, among others, as set forth in the Company's most recent Annual Report on Form 10-K and subsequent reports filed with the SEC. The outlook contained herein represents the Company's expectation for its consolidated results, excluding the expected AspenTech and Therm-O-Disc transactions, and the impact related to exiting our Russia business, other than as noted herein.
(tables attached)

			Table 1
EMERSON AND SUBSIDIARIES
CONSOLIDATED OPERATING RESULTS
(AMOUNTS IN MILLIONS EXCEPT PER SHARE, UNAUDITED)

	Quarter Ended March 31		Percent
	2021	2022	Change

Net sales	$4,431	$4,791	8%
Cost of sales	2,569	2,839
SG&A expenses	1,054	1,049
Other deductions, net	33	40
Interest expense, net	38	52
Earnings before income taxes	737	811	10%
Income taxes	169	136
Net earnings	568	675
Less: Noncontrolling interests in subsidiaries	7	1
Net earnings common stockholders	$561	$674	20%

Diluted avg. shares outstanding	602.8	596.5

Diluted earnings per share common share	$0.93	$1.13	22%

	Quarter Ended March 31
	2021	2022
Other deductions, net
Amortization of intangibles	$74	$62
Restructuring costs	17	10
Other	(58)	(32)
Total	$33	$40

			Table 2
EMERSON AND SUBSIDIARIES
CONSOLIDATED OPERATING RESULTS
(AMOUNTS IN MILLIONS EXCEPT PER SHARE, UNAUDITED)

	Six Months Ended March 31		Percent
	2021	2022	Change

Net sales	$8,592	$9,264	8%
Cost of sales	5,007	5,490
SG&A expenses	2,052	2,060
Gain on subordinated interest	—	(453)
Other deductions, net	155	91
Interest expense, net	78	90
Earnings before income taxes	1,300	1,986	53%
Income taxes	280	416
Net earnings	1,020	1,570
Less: Noncontrolling interests in subsidiaries	14	—
Net earnings common stockholders	$1,006	$1,570	56%

Diluted avg. shares outstanding	602.3	597.3

Diluted earnings per share common share	$1.67	$2.63	57%

	Six Months Ended March 31
	2021	2022
Other deductions, net
Amortization of intangibles	$152	$125
Restructuring costs	83	19
Other	(80)	(53)
Total	$155	$91

		Table 3
EMERSON AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(DOLLARS IN MILLIONS, UNAUDITED)

	Quarter Ended March 31
	2021	2022
Assets
Cash and equivalents	$2,342	$6,929
Receivables, net	2,754	2,958
Inventories	2,016	2,399
Other current assets	849	1,253
Total current assets	7,961	13,539
Property, plant & equipment, net	3,663	3,567
Goodwill	7,787	7,631
Other intangible assets	3,095	2,699
Other	1,294	2,061
Total assets	$23,800	$29,497

Liabilities and equity
Short-term borrowings and current
maturities of long-term debt	$1,456	$2,762
Accounts payable	1,797	2,049
Accrued expenses	3,041	3,261
Total current liabilities	6,294	8,072
Long-term debt	5,823	8,203
Other liabilities	2,503	2,608
Total equity	9,180	10,614
Total liabilities and equity	$23,800	$29,497

		Table 4
EMERSON AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(DOLLARS IN MILLIONS, UNAUDITED)

	Six Months Ended March 31
	2021	2022
Operating activities
Net earnings	$1,020	$1,570
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	483	452
Stock compensation	125	91
Pension expense	16	2
Changes in operating working capital	66	(588)
Gain on subordinated interest	—	(453)
Other, net	(95)	(109)
Cash provided by operating activities	1,615	965

Investing activities
Capital expenditures	(222)	(225)
Purchases of businesses, net of cash and equivalents acquired	(1,611)	(37)
Proceeds from subordinated interest	—	438
Other, net	61	(17)
Cash provided by (used in) investing activities	(1,772)	159

Financing activities
Net increase in short-term borrowings	60	871
Proceeds from short-term borrowings greater than three months	—	1,040
Proceeds from long-term debt	—	2,975
Payments of long-term debt	(301)	(504)
Dividends paid	(606)	(613)
Purchases of common stock	(78)	(285)
Other, net	83	15
Cash provided by (used in) financing activities	(842)	3,499

Effect of exchange rate changes on cash and equivalents	26	(48)
Increase (Decrease) in cash and equivalents	(973)	4,575
Beginning cash and equivalents	3,315	2,354
Ending cash and equivalents	$2,342	$6,929

		Table 5
EMERSON AND SUBSIDIARIES
SEGMENT SALES AND EARNINGS
(DOLLARS IN MILLIONS, UNAUDITED)

	Quarter Ended March 31
	2021	2022
Sales
Measurement & Analytical Instrumentation	$732	$767
Valves, Actuators & Regulators	836	883
Industrial Solutions	555	602
Systems & Software	670	685
Automation Solutions	2,793	2,937

Climate Technologies	1,160	1,341
Tools & Home Products	485	516
Commercial & Residential Solutions	1,645	1,857

Eliminations	(7)	(3)
Net sales	$4,431	$4,791

Earnings
Automation Solutions	$471	$556

Climate Technologies	245	262
Tools & Home Products	112	103
Commercial & Residential Solutions	357	365

Stock compensation	(61)	(50)
Unallocated pension and postretirement costs	23	25
Corporate and other	(15)	(33)
Interest expense, net	(38)	(52)
Earnings before income taxes	$737	$811

	Table 5 (cont.)
EMERSON AND SUBSIDIARIES
SEGMENT SALES AND EARNINGS
(DOLLARS IN MILLIONS, UNAUDITED)

	Quarter Ended March 31
	2021	2022
Restructuring costs
Automation Solutions	$12	$8

Climate Technologies	3	1
Tools & Home Products	1	1
Commercial & Residential Solutions	4	2

Corporate	1	—
Total	$17	$10
The table above does not include $4 and $5 of costs related to restructuring actions that were reported in cost of sales and selling, general and administrative expenses for the three months ended March 31, 2021 and 2022, respectively.

Depreciation and Amortization
Automation Solutions	$156	$147

Climate Technologies	47	46
Tools & Home Products	20	19
Commercial & Residential Solutions	67	65

Corporate and other	16	9
Total	$239	$221

		Table 6
EMERSON AND SUBSIDIARIES
SEGMENT SALES AND EARNINGS
(DOLLARS IN MILLIONS, UNAUDITED)

	Six Months Ended March 31
	2021	2022
Sales
Measurement & Analytical Instrumentation	$1,430	$1,502
Valves, Actuators & Regulators	1,642	1,699
Industrial Solutions	1,063	1,168
Systems & Software	1,350	1,373
Automation Solutions	5,485	5,742

Climate Technologies	2,191	2,504
Tools & Home Products	930	1,024
Commercial & Residential Solutions	3,121	3,528

Eliminations	(14)	(6)
Net sales	$8,592	$9,264

Earnings
Automation Solutions	$832	$1,082

Climate Technologies	457	454
Tools & Home Products	210	210
Commercial & Residential Solutions	667	664

Stock compensation	(125)	(91)
Unallocated pension and postretirement costs	47	51
Corporate and other	(43)	(83)
Gain on subordinated interest	—	453
Interest expense, net	(78)	(90)
Earnings before income taxes	$1,300	$1,986

	Table 6 (cont.)
EMERSON AND SUBSIDIARIES
SEGMENT SALES AND EARNINGS
(DOLLARS IN MILLIONS, UNAUDITED)

	Six Months Ended March 31
	2021	2022
Restructuring costs
Automation Solutions	$76	$13

Climate Technologies	4	3
Tools & Home Products	2	2
Commercial & Residential Solutions	6	5

Corporate	1	1
Total	$83	$19
The table above does not include $7 and $14 of costs related to restructuring actions that were reported in cost of sales and selling, general and administrative expenses for the six months ended March 31, 2021 and 2022, respectively.

Depreciation and Amortization	$312	$302
Automation Solutions

Climate Technologies	96	93
Tools & Home Products	39	39
Commercial & Residential Solutions	135	132

Corporate and other	36	18
Total	$483	$452

Table 7
EMERSON AND SUBSIDIARIES
ADJUSTED EBITA & EPS SUPPLEMENTAL
(AMOUNTS IN MILLIONS EXCEPT PER SHARE, UNAUDITED)

The following tables, which show results on an adjusted EBITA basis and diluted earnings per share on an adjusted basis, are intended to supplement the Company's discussion of its results of operations herein. The Company defines adjusted EBITA as earnings excluding interest expense, net, income taxes, intangibles amortization expense, restructuring expense, first year purchase accounting related items and transaction fees, and certain gains, losses or impairments. Adjusted earnings per share excludes intangibles amortization expense, restructuring expense, first year purchase accounting related items and transaction fees, and certain gains, losses or impairments. Adjusted EBITA, adjusted EBITA margin, and adjusted earnings per share are measures used by management and may be useful for investors to evaluate the Company's operational performance.

	Quarter Ended March 31
	2021	2022

Pretax earnings	$737	$811
Percent of sales	16.6%	16.9%
Interest expense, net	38	52
Restructuring and related costs	21	15
Amortization of intangibles	82	76
Acquisition/divestiture costs	—	13
OSI first year acquisition accounting charges	10	—
Adjusted EBITA	$888	$967
Percent of sales	20.0%	20.2%

	Quarter Ended March 31
	2021	2022

GAAP earnings per share	$0.93	$1.13

Restructuring and related costs	0.03	0.02
Amortization of intangibles	0.10	0.10
Acquisition/divestiture costs and interest on AspenTech debt	—	0.04
OSI first year acquisition accounting charges	0.01	—

Adjusted earnings per share	$1.07	$1.29

Table 8
EMERSON AND SUBSIDIARIES
ADJUSTED EBITA & EPS SUPPLEMENTAL
(AMOUNTS IN MILLIONS EXCEPT PER SHARE, UNAUDITED)

	Six Months Ended March 31
	2021	2022

Pretax earnings	$1,300	$1,986
Percent of sales	15.1%	21.4%
Interest expense, net	78	90
Restructuring and related costs	90	33
Amortization of intangibles	163	153
Gain on subordinated interest	—	(453)
Acquisition/divestiture costs	—	36
Gain on acquisition of full ownership of equity investment	(17)	—
OSI first year acquisition accounting charges and fees	31	—
Adjusted EBITA	$1,645	$1,845
Percent of sales	19.2%	19.9%

	Six Months Ended March 31
	2021	2022

GAAP earnings per share	$1.67	$2.63

Restructuring and related costs	0.12	0.04
Amortization of intangibles	0.20	0.20
Gain on subordinated interest	—	(0.60)
Acquisition/divestiture costs and interest on AspenTech debt	—	0.07
Gain on acquisition of full ownership of equity investment	(0.03)	—
OSI first year acquisition accounting charges and fees	0.04	—

Adjusted earnings per share	$2.00	$2.34

		Table 9
EMERSON AND SUBSIDIARIES
SEGMENT EBITA
(DOLLARS IN MILLIONS, UNAUDITED)

	Quarter Ended March 31
	2021	2022
Automation Solutions

Automation Solutions EBIT	$471	$556
Percent of sales	16.8%	18.9%
Restructuring and related costs	14	11
Amortization of intangibles	69	64
Automation Solutions EBITA	$554	$631
Percent of sales	19.8%	21.5%

Commercial & Residential Solutions

Commercial & Residential Solutions EBIT	$357	$365
Percent of sales	21.7%	19.7%
Restructuring and related costs	5	3
Amortization of intangibles	13	12
Commercial & Residential Solutions EBITA	$375	$380
Percent of sales	22.8%	20.5%

		Table 10
EMERSON AND SUBSIDIARIES
SEGMENT EBITA
(DOLLARS IN MILLIONS, UNAUDITED)

	Six Months Ended March 31
	2021	2022
Automation Solutions

Automation Solutions EBIT	$832	$1,082
Percent of sales	15.2%	18.8%
Restructuring and related costs	78	23
Amortization of intangibles	137	129
Automation Solutions EBITA	$1,047	$1,234
Percent of sales	19.1%	21.5%

Commercial & Residential Solutions

Commercial & Residential Solutions EBIT	$667	$664
Percent of sales	21.4%	18.8%
Restructuring and related costs	8	7
Amortization of intangibles	26	24
Commercial & Residential Solutions EBITA	$701	$695
Percent of sales	22.4%	19.7%

Reconciliations of Non-GAAP Financial Measures & Other			Table 11

Reconciliations of Non-GAAP measures (denoted by *) with the most directly comparable GAAP measure (dollars in millions, except per share amounts). See tables 7 through 10 for additional non-GAAP reconciliations.

Q2 2022 Underlying Sales Change	Auto Solns	Comm & Res Solns	Emerson
Reported (GAAP)	5%	13%	8%
(Favorable) / Unfavorable FX	2%	1%	2%
Acquisitions / Divestitures	—%	—%	—%
Underlying*	7%	14%	10%

Q3 2022E Underlying Sales Change	Auto Solns	Comm & Res Solns	Emerson
Reported (GAAP)	4% - 6%	11% - 13%	7% - 9%
(Favorable) / Unfavorable FX	3%	2%	2%
Acquisitions / Divestitures	—%	—%	—%
Underlying*	7% - 9%	13% - 15%	9% - 11%

FY 2022E Underlying Sales Change	Auto Solns	Comm & Res Solns	Emerson
Reported (GAAP)	6% - 8%	11% - 13%	8% - 10%
(Favorable) / Unfavorable FX	1%	1%	1%
Acquisitions / Divestitures	—%	—%	—%
Underlying*	7% - 9%	12% - 14%	9% - 11%

Q2 Earnings Per Share	Q2 FY21	Q2 FY22	Change
Earnings per share (GAAP)	$0.93	$1.13	22%
Restructuring and related costs	0.03	0.02	(1)%
Amortization of intangibles	0.10	0.10	(3)%
Acquisition/divestiture costs and interest on AspenTech debt	—	0.04	4%
OSI purchase accounting	0.01	—	(1)%
Adjusted earnings per share*	$1.07	$1.29	21%

Earnings Per Share	Q3 FY22E	FY22E
Earnings per share (GAAP)	$1.00 - $1.05	$4.77 - $4.92
Restructuring and related costs	0.05	0.20
Amortization of intangibles	0.10	0.39
Gain on subordinated interest	—	(0.60)
Acquisition/divestiture costs and interest on AspenTech debt	0.10	0.19
Adjusted earnings per share*	$1.25 - $1.30	$4.95 - $5.10

- more -

EBIT and EBITA Margin	Q2 FY21	Q2 FY22	Change
Pretax margin (GAAP)	16.6%	16.9%	30 bps
Interest expense, net	0.9%	1.1%	20 bps
Restructuring and related costs	0.5%	0.3%	(20) bps
Amortization of intangibles	1.8%	1.6%	(20) bps
Acquisition/divestiture costs and interest on AspenTech debt	—%	0.3%	30 bps
OSI purchase accounting items	0.2%	—%	(20) bps
Adjusted EBITA margin*	20.0%	20.2%	20 bps

Automation Solutions Segment EBIT Margin	Q2 FY21	Q2 FY22	Change
Automation Solutions Segment EBIT margin (GAAP)	16.8%	18.9%	210 bps
Restructuring and related costs	0.5%	0.4%	(10) bps
Amortization of intangibles impact	2.5%	2.2%	(30) bps
Automation Solutions Adjusted Segment EBITA margin*	19.8%	21.5%	170 bps

Commercial & Residential EBIT Margin	Q2 FY21	Q2 FY22	Change
Commercial & Residential EBIT margin (GAAP)	21.7%	19.7%	(200) bps
Restructuring and related costs	0.3%	0.2%	(10) bps
Amortization of intangibles impact	0.8%	0.6%	(20) bps
Commercial & Residential Adjusted EBITA margin*	22.8%	20.5%	(230) bps

Q2 Cash Flow	Q2 FY21	Q2 FY22	Change
Operating cash flow (GAAP)	$807	$442	(45)%
Capital expenditures	(100)	(109)	(8)%
Free cash flow*	$707	$333	(53)%

FY 2022E Cash Flow	FY 2022E
Operating cash flow (GAAP)	~ $3.6B
Capital expenditures	(600)M
Free cash flow*	~ $3.0B

Cash Flow to Net Earnings Conversion	FY 2022E
Operating cash flow to net earnings (GAAP)	~ 120%
Capital expenditures	(20)%
Free cash flow to net earnings*	~ 100%

Note 1: Underlying sales and orders exclude the impact of acquisitions, divestitures and currency translation.
Note 2: All fiscal year 2022E figures are approximate, except where range is given.

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